Exhibit (10)N

ECOLAB MIRROR SAVINGS PLAN

(As Amended and Restated Effective as of March 1, 2002)

Pursuant to Section 1.3 of the Ecolab Mirror Savings Plan and Section 5.1 of the Ecolab Inc. Administrative Document for Non-Qualified Benefit Plans (the “Plan”), Ecolab Inc. (the “Company”) hereby amends and restates the Plan in its entirety to read as follows:

ARTICLE I

PREFACE

SECTION 1.1.  Effective Date.  The effective date of this restatement of the Plan is March 1, 2002.  The benefit, if any, payable with respect to a former Executive who terminated employment prior to the Effective Date (and who is not rehired by a member of the Controlled Group thereafter) shall be determined by, and paid in accordance with, the terms and provisions of the Plan as in effect prior to the Effective Date.

SECTION 1.2.  Purpose of the Plan.  The purpose of this Plan is to provide additional deferred compensation benefits for certain management and highly compensated employees who perform management and professional functions for the Company and certain related entities.

SECTION 1.3.  Administrative Document.  This Plan includes the Ecolab Inc. Administrative Document for Non-Qualified Plans (the “Administrative Document”), which is incorporated herein by reference.

ARTICLE II

DEFINITIONS

Words and phrases when used herein with initial capital letters which are defined in the Savings Plan or the Administrative Document are used herein as so defined, unless otherwise specifically defined herein or the context clearly indicates otherwise.  The following words and phrases when used in this Plan with initial capital letters shall have the following respective meanings, unless the context clearly indicates otherwise:

SECTION 2.1.  “Account” shall mean the record maintained in accordance with Section 3.4 by the Company for each Executive’s Mirror Savings Benefit.

SECTION 2.2.  “Base Salary” shall mean an Executive’s base salary for the Plan Year (including, for this purpose, any salary reductions caused as a result of participation (1) in an Employer-sponsored plan which is governed by Sections 401(k), 132(f)(4) or 125 of the Code or (2) in this Plan).

SECTION 2.3.  “Bonus.” An Executive’s Bonus for a Plan Year is equal to the sum of (1) the annual cash incentive bonus under the Company’s Management Incentive Plan and/or, if applicable, the Company’s Management Performance Incentive Plan, and (2) any similar annual cash incentive bonus under any other equivalent Employer-sponsored bonus program (as determined by the Administrator), which, in either case, is earned with respect to services performed by the Executive during such Plan Year, whether or not such Bonus is actually paid to the Executive during such Plan Year.  An election to defer a Bonus under this Plan must be made before the period in which the service is performed which gives rise to such Bonus.

SECTION 2.4.  “Death Beneficiary.”

(1)                                  The term “Death Beneficiary” shall mean the person or persons designated by the Executive to receive Mirror Savings Benefits hereunder in the event of his death.  The designation of a Death Beneficiary under the Plan may be made, and may be revoked or changed only by an instrument (in form prescribed by Administrator) signed by the Executive and delivered to the Administrator during the Executive’s lifetime.  If the Executive is married on the date of his death and has been married to such spouse throughout the one-year period ending on the date of death, his designation of a Death Beneficiary other than, or in addition to, his spouse under the Plan shall not be effective unless such spouse has consented in writing to such designation.

(2)                                  Any Mirror Savings Benefits remaining to be paid after the death of a Death Beneficiary shall be paid to the Death Beneficiary’s estate, except as otherwise provided in the Executive’s Death Beneficiary designation.

SECTION 2.5.  “Disability” or “Disabled.” An Executive shall be deemed to have a “Disability” or be “Disabled” if the Executive’s active employment with an Employer ceased due to a disability that entitles the Executive to benefits under (1) any long-term disability plan sponsored by the Company, or (2) in the event that the Executive is not a participant in any such plan, the Social Security Act of the United States.

SECTION 2.6.  “Executive” shall mean an Employee (1) who is in a pay grade of 24 or above or whose Annual Compensation (excluding severance pay) for the preceding Plan Year exceeds the limitation described in Code Section 401(a)(17), and (2) who is selected by the Administrator to participate in the Plan.  Once an Employee has satisfied the requirements of an Executive and commenced participation in the Plan, his participation may continue, notwithstanding the fact that his Annual Compensation is reduced below the limitation described in Code Section 401(a)(17), until the Administrator determines, in his or her sole discretion, that the Employee would fail to satisfy the requirements of a “management or highly compensated employee” under ERISA.

SECTION 2.7.  “Executive Deferrals” shall mean the amounts described in Section 3.1.

SECTION 2.8.  “Hypothetical Investment Fund” shall mean the investment funds designated by the Company pursuant to Section 6.1.

SECTION 2.9.  “Insolvent.”  For purposes of this Plan, an Employer shall be considered Insolvent at such time as it (1) is unable to pay its debts as they mature, or (2) is subject to a pending voluntary or involuntary proceeding as a debtor under the United States Bankruptcy Code.

SECTION 2.10.  “Matching Contributions” shall mean the amounts described in Section 3.3.

SECTION 2.11.  “Minimum Benefit” shall mean the sum of the portions of the Executive’s Account attributable to (1) his or her Account balance as of September 1, 1994, and (2) any deferral of his Bonus payable with respect to calendar 1994 and the Matching Contribution thereon.

SECTION 2.12.  “Mirror Savings Benefit.” An Executive’s Mirror Savings Benefit at any particular time shall be equal to the vested amounts credited to his Account at such time, as determined under Articles III and V.

SECTION 2.13.  “Plan” shall mean the Ecolab Mirror Savings Plan, as described herein and as it may be amended from time to time.

SECTION 2.14.  “Savings Plan” shall mean the Ecolab Savings Plan and ESOP, as such plan may be amended from time to time.

SECTION 2.15.  “Unforeseeable Emergency” shall mean an event which results (or will result) in severe financial hardship to the Executive as a consequence of an unexpected illness or accident or loss of the Executive’s property due to casualty or other similar extraordinary or unforeseen circumstances out of the control of the Executive.

ARTICLE III

MIRROR SAVINGS BENEFIT

SECTION 3.1.  Amount of Executive Deferrals.  Each Executive may, within 30 days after the Plan becomes effective as to him and prior to the first day of any Plan year thereafter, by written notice to the Administrator on a form provided by the Administrator, direct his Employer:

(1)                                  to reduce (in accordance with rules established by the Administrator) the Executive’s Base Salary for the balance of the Plan Year in which the Plan becomes effective as to him (but only with respect to Base Salary payable for periods of service commencing after the Executive so directs) or for any following Plan Year (i) by a specified dollar amount or percentage, and/or (ii) by an amount determined by the Administrator which is necessary for the Executive to receive the maximum Matching Contributions under the Savings Plan and this Plan (limited to a maximum Salary Deferral of 25% of the Executive’s Base Salary in the deferral period) (the “Salary Deferrals”), and

(2)                                  to reduce (in accordance with rules established by the Administrator) the Executive’s Bonus which is earned during the Plan Year (i) by a specified dollar amount or percentage, and/or (ii) by an amount determined by the Administrator which is necessary for the Executive to receive the maximum Matching Contribution on such Bonus under this Plan, as defined in Section 3.3(2) (limited to a maximum Bonus Deferral of 25% of the Executive’s Bonus) (the “Bonus Deferrals”), and

(3)                                  to credit the amounts described in paragraphs (a) and (b) of this Subsection (collectively, the “Executive Deferrals”) to the Account described in Section 3.4 at the times described therein.

SECTION 3.2.  Effect and Duration of Direction Pursuant to Section 3.1.

(1)                                  Plan Year to Plan Year.  Any direction by an Executive to make Executive Deferrals under Section 3.1 shall be effective with respect to the Base Salary and Bonus otherwise earned by the Executive with respect the period to which the direction relates, and the Executive shall not be eligible to receive such Executive Deferrals.  Instead, such Executive Deferrals shall be credited to the Executive’s Account as provided in Section 3.4.  Any such direction made in accordance with Section 3.1 shall remain in effect for subsequent periods described in Section 3.1 unless terminated by the Executive by written notice to the Administrator, on a form provided by the Administrator, prior to the first day of such subsequent period.

(2)                                  Automatic Termination/Suspension of Deferral Election.

(a)                                  An Executive’s direction pursuant to section 3.1 shall automatically terminate on (i) the date the Executive ceases employment with the Employers, (ii) the date on which the Executive’s Employer is deemed Insolvent, or (iii) the date the Plan is terminated.

(b)                                 An Executive’s direction pursuant to Section 3.1 shall automatically be suspended from the first day of the first payroll period in which the Executive receives a hardship distribution under the Savings Plan until the six-month anniversary date of such hardship distribution.  Despite such suspension, such an Executive shall still be required to submit a deferral election with respect to a subsequent Plan Year at the time described in Section 3.1.

SECTION 3.3.  Matching Contributions.

(1)                                  Matching Contributions With Respect to Salary Deferrals.

(a)                                  The Employers shall credit the Account of an Executive with an amount (the “Matching Contributions”) equal to the sum of (1) 100% of the Salary Deferrals which are allocated to an Executive’s Account during a Plan Year and which do not exceed 3% of the Executive’s Base Salary and (2) 50% of the Salary Deferrals which are allocated to an Executive’s Account during a Plan Year and which exceed 3% of the Executive’s Base Salary but do not exceed 5% of the Executive’s Base Salary; provided, however, that such Matching Contributions shall be reduced by the maximum amount of matching contributions that could be made to the Executive’s account under the Savings Plan for such Plan Year (as determined by the Administrator).

(b)                                 The Employers shall also credit the Account of an Executive with an additional Matching Contribution in an amount determined by the Administrator, which amount is equal to the amount of matching contributions (plus earnings allocable thereto) which the Executive is required to forfeit under the Savings Plan due to the application of the before-tax nondiscrimination requirements of the Code (the “True-Up Matching Contributions”).

(2)                                  Matching Contributions With Respect to Bonus Deferrals.  The Employers shall credit the Account of an Executive with a Matching Contribution equal to 100% of the first 3% of Bonus Deferrals and 50% of the next 2% of Bonus Deferrals, which Bonus Deferrals do not exceed the lesser of (i) the applicable percentage (as specified in this Section 3.3(2)) of the Executive’s Bonus or (ii) the excess of the Executive’s Base Salary and Bonus in respect to the Plan Year in which the Bonus was earned (excluding severance) over the maximum compensation which could be considered under the Savings Plan in such Plan Year under Section 401(a)(17) of the Code.

SECTION 3.4.  Executives’ Accounts.  Each Employer shall establish and maintain on its books an Account for each Executive which shall contain the following entries:

(1)                                  Credits for the Executive Deferrals described in Section 3.1, which Executive Deferrals shall be credited to the Executive’s Account at the time such Executive Deferrals would otherwise have been paid to the Executive;

(2)                                  Credits for the Matching Contributions described in Section 3.3(1)(a), which Matching Contributions shall be credited to the Executive’s Account at the same time as the underlying Salary Deferrals are credited thereto; but no earlier than when the Executive has received (or has been deemed to receive) the maximum Matching Contribution available under the Savings Plan (as determined by the Administrator);

(3)                                  Credits for the True-Up Matching Contributions described in Section 3.3(1)(b) at the time designated by the Administrator following the end of the Plan Year when the nondiscrimination test results under the Savings Plan are known;

(4)                                  Credits for the Matching Contributions described in Section 3.3(2), which Matching Contributions shall be credited to the Executive’s Account at the same time as the underlying Bonus Deferrals are credited thereto;

(5)                                  Credits or charges (including income, expenses, gains and losses) equal to the amounts which would have been attributable to the Executive Deferrals and Matching Contributions if such amounts had been invested on a tax deferred basis in the Hypothetical Investment Fund(s) in which such amounts are deemed to have been invested under Section 6.1.  The entries provided by this Subsection (5) shall continue to be made until the Executive’s entire vested Account has been distributed pursuant to Article IV; and

(6)                                  Debits for any distributions made from the Account pursuant to Article IV.

SECTION 3.5.  Statement of Account.  The Company shall deliver to each Executive a written statement of his Account not less frequently than annually as of the end of each Plan Year.

ARTICLE IV

PAYMENT OF MIRROR SAVINGS BENEFITS

SECTION 4.1.  Time of Payment.

(1)                                  Payment to Executives.

(a)                                  An Executive shall be entitled to receive the vested portion of his Account upon the earlier of his becoming Disabled or his termination of employment with the Controlled Group for any reason (including retirement).

(b)                                 Notwithstanding the foregoing, the Company may at any time, upon written request of the Executive, cause to be paid to such Executive an amount equal to all or any part of the Executive’s vested Account, other than the portion of his or her Account attributable to Matching Contributions, if the Administrator determines, in its sole and absolute discretion based on such reasonable evidence as it may require, that such a payment or payments is necessary for the purpose of alleviating the consequences of an Unforeseeable Emergency.  Payments made on account of an Unforeseeable Emergency shall be permitted only to the extent reasonably necessary to satisfy the emergency need and may not be made to the extent such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Executive’s assets (to the extent such liquidation would not itself cause severe financial hardship) or by cessation of the Executive Deferrals under this Plan.

(c)                                  Notwithstanding any provision of the Plan to the contrary, if the payment of all or any portion of an Executive’s Account would, in the sole opinion of the Company on the advice of its counsel, result in a profit recoverable by the Company under Section 16(b) of the Securities Exchange Act of 1934, but for the operation of this paragraph, then such payment (or portion thereof) shall be deferred and made at the earliest time that such payment (or portion thereof) would no longer be subject to Section 16(b).

(2)                                  Payment to Death Beneficiaries.  The Death Beneficiary of a deceased Executive shall be entitled to receive the vested Account of the Executive upon the death of the Executive.

(3)                                  Payment Date.  The vested portion of an executive’s Account shall be distributed (or commence to be distributed) to the Executive or Death Beneficiary entitled thereto pursuant to Subsection (1) or (2) of this Section as soon as practicable following the date on which the Executive or Death Beneficiary becomes entitled to such distribution.

SECTION 4.2.  Form of Payment.

(1)                                  Payment in Cash.  All distributions under the Plan shall be made in the form of cash.

(2)                                  Normal Forms of Payment.

(a)                                  Payments to Executives.  The Mirror Savings Benefit shall be distributed to the Executive in the form of a single lump sum payment.

(b)                                 Payments to Death Beneficiaries.  An Executive’s Mirror Savings Benefit (or the remaining installments thereof if payment to the Executive had commenced) shall be distributed to his or her Death Beneficiary in the form of a single lump sum payment.

(c)                                  Small Benefits.  Notwithstanding any provision of the Plan to the contrary, in the event that an Executive’s Mirror Savings Benefit does not exceed $25,000, such Benefit shall be paid to the Executive in the form of a single lump sum payment.

(d)                                 Payment of Minimum Benefits.  Notwithstanding the foregoing, an Executive’s Minimum Benefit shall be paid in the form previously elected by the Executive and such election shall remain in full force and effect after the Effective Date.

(3)                                  Optional Forms of Payment for Executives.

(a)                                  In General.  An Executive who does not want his or her Mirror Savings Benefit to be paid in the normal form of benefit described in paragraph (a) of Subsection (2) of this Section may elect to receive his Mirror Savings Benefit in the form of annual installment payments payable over a period not exceeding ten years (as elected by the Executive).

(b)                                 Form/Timing of Election.  Any election of an optional form of benefit must be in writing (on a form provided by the Administrator) and filed with the Administrator prior to the Executive’s termination of employment with the Controlled Group because of involuntary termination, death or Disability or at least one (1) year prior to the Executive’s voluntary termination of employment or retirement.  Any such election may be changed at any time and from time to time without the consent of any other person (except as described in Section 2.4), by filing a later signed written election with the Administrator; provided that any election made less than one (1) year prior to the Executive’s voluntary termination of employment shall not be valid, and in such case, payment shall be made in the normal form as provided in Section 4.2(2).

ARTICLE V

VESTING

SECTION 5.1.  Vesting.

(1)                                  In General.  An Executive shall always be 100% vested in both his Executive Deferrals and his Minimum Benefit under the Plan.  Subject to the provisions of Subsection (2) of this Section, an Executive who is credited with an Hour of Service on or after March 1, 2002 shall be immediately 100% vested in all Matching Contributions hereunder.

(2)                                  Forfeiture Provisions.

 (a)                               Notwithstanding the provisions of Subsection (1) hereof, but subject to the requirements of clause (b) of this Subsection, the Employers shall be relieved of any obligation to pay or provide any future Mirror Savings Plan Benefits under this Plan and shall be entitled to recover amounts already distributed if, without the written consent of the Company, the Executive, whether before or after termination with the Controlled Group (i) participates in dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or a Controlled Group member, (ii) commits any unlawful or criminal activity of a serious nature, (iii) commits any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Executive’s overall duties or (iv) materially breaches any confidentiality or noncompete agreement entered into with the Company or a Controlled Group member.  The Employers shall have the burden of proving that one of the foregoing events have occurred.  Notwithstanding the foregoing, the provisions of this Subsection 2(a) shall not apply to an Executive’s Minimum Benefit or the portion of the Executive’s Account which is attributable to his Executive Deferrals.

(b)                                 Notwithstanding the foregoing, an Executive shall not forfeit any portion of his Mirror Savings Plan Benefits under clause (a) of this Subsection unless (i) the Executive receives reasonable notice in writing setting forth the grounds for the forfeiture, (ii) if requested by the Executive, the Executive (and/or the Executive’s counsel or other representative) is granted a hearing before the full Board of Directors of the Company (the “Board”) and (iii) a majority of the members of the full Board determine that the Executive violated one or more of the provisions of clause (a) of this Subsection.

ARTICLE VI

INVESTMENT OF ACCOUNTS

SECTION 6.1.  Hypothetical Investment Funds.

(1)                                  Hypothetical Investment Fund for Matching Contributions.

(a)                                  Except as described in Clause (b) below, the Company has designated the Ecolab Stock Fund under the Savings Plan as the Hypothetical Investment Fund for Matching Contributions.  Matching Contributions shall be deemed to have been invested in the Ecolab Stock Fund for purposes of crediting earnings and losses to the portion of the Executive’s Account which is attributable to Matching Contributions.  Earnings on any amounts deemed to  have been invested in the Ecolab Stock Fund shall be deemed to have been reinvested in the Ecolab Stock Fund.

(b)                                 Notwithstanding the foregoing, for Executives who are subject to Section 16(b) of the Securities Exchange Act of 1934, Matching Contributions made on or after the date of the execution of this restatement of the Plan and which are made on or after the Executive becomes subject to Section 16(b) of the Securities Exchange Act of 1934 shall be deemed to be made in cash and will be deemed to be invested in accordance with the Hypothetical Investment Fund election(s) in effect from time to time for Executive Deferrals under Subsection (2) below.

(c)                                  Notwithstanding further, any Executive who has completed at least 10 years of service and who has attained age 55 (other than an Executive who is subject to Section 16(b) of the Securities Exchange Act of 1934 (an “Eligible Executive”) may, during each election period described below, elect to designate one or more of the Investment Funds under the Savings Plan

(other than the Ecolab Stock Fund) as the Hypothetical Investment Fund for Matching Contributions, for that part of his Account which (a) is attributable to Matching Contributions and (b) does not exceed the maximum portion described below.  Each Eligible Executive shall have six election periods, which will be the six consecutive Plan Years commencing with the Plan  Year next following the Plan Year in which the Eligible Executive attains age 55 or completes 10 years of service, whichever last occurs.  In each of the first five election periods, the maximum portion of the Eligible Executive’s Account balance that may be transferred to the other Investment Funds will be the excess of (i) 25% of the sum of the current portion of the Eligible Executive’s Account which is attributable to Matching Contributions (including earnings) over (ii) the total amounts previously transferred pursuant to this election.  In the sixth election period, the maximum portion of the Eligible Executive’s Account balance that may be transferred will be 50% of such excess.  An Eligible Executive may only make one transfer election during each election period and the election may be made at any time during the election period.  Transfer elections hereunder shall be made in accordance with rules established by the Administrator.

(2)                                  Hypothetical Investment Funds for Executive Deferrals.  The Hypothetical Investment Funds for purposes of the portion of an Executive’s Account which is attributable to his Executive Deferrals shall be those same Investment Funds designated by the Company from time to time under the Savings Plan.  Each Executive (or his Death Beneficiary) may elect, in a manner prescribed by the Administrator from time to time, one or more Hypothetical Investment Funds in which his Executive Deferrals are deemed to have been invested for purposes of crediting earnings and losses to the portion of the Executive’s Account which is attributable to Executive Deferrals.  The Company may deem an Executive’s Executive Deferrals to have been invested in the Hypothetical Investment Fund elected by the Executive, if any, or may instead, in its sole discretion, deem such Executive Deferrals to have been invested in one or more Hypothetical Investment Funds selected by the Company.  Earnings on any amounts deemed to have been invested in any Hypothetical Investment Fund shall be deemed to have been reinvested in such Hypothetical Investment Fund.  Notwithstanding the foregoing, any Executive who is subject to Section 16(b) of the Securities Exchange Act of 1934 may not elect and shall not be deemed to have directed any Executive Deferrals to the Ecolab Stock Fund.  An Executive shall be deemed, on the day prior to becoming subject to Section 16(b) or at such other time as he is subject to Section 16(b), to have elected to have Executive Deferrals then deemed to be invested in the Ecolab Stock Fund invested in the Hypothetical Investment Fund known as the Fidelity Retirement Money Market Portfolio unless another permitted election is in place.

(3)                                Expenses of Hypothetical Investment Funds.  The Hypothetical Investment Funds shall bear and be charged with actual or hypothetical expenses to the same extent that the corresponding Ecolab Stock Fund and other Investment Funds in the Savings Plan bear and are charged with such expenses, as determined by the Administrator.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1.  Effect of Amendment and Termination.  Notwithstanding any provision of the Plan (including the Administrative Document) to the contrary, no amendment or termination of the Plan shall, without the consent of the Executive (or, in the case of his death, his Death

Beneficiary), adversely affect the vested Account under the Plan of any Executive or Death Beneficiary as such Account exists on the date of such amendment or termination.

SECTION 7.2.  Limitation on Payments and Benefits.  Notwithstanding any provision of this Plan to the contrary, if any amount or benefit to be paid or provided under this Plan or any other plan or agreement between the Executive and a Controlled Group member would be an “Excess Parachute Payment,” within the meaning of Section 280G of the Code, or any successor provision thereto, but for the application of this sentence, then the payments and benefits to be paid or provided under this Plan shall be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an Excess Parachute Payment; provided, however, that the foregoing reduction shall be made only if and to the extent that such reduction would result in an increase in the aggregate payment and benefits to be provided to the Executive, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, or any successor provision thereto, any               tax imposed by any comparable provision of state law, and any applicable federal, state and local income taxes).  If requested by the Executive or the Company, the determination of whether any reduction in such payments or benefits to be provided under this Plan or otherwise is required pursuant to the preceding sentence shall be made by the Company’s independent accountants, at the expense of the Company, and the determination of the Company’s independent accounts shall be final and binding on all persons.  The fact that the Executive’s right to payments or benefits may be reduced by reason of the limitations contained in this Section 7.2 shall not of itself limit or otherwise affect any other rights of the Executive pursuant to this Plan.  In the event that any payment or benefit intended to be provided under this Plan or otherwise is required to be reduced pursuant to this Section, the Executive (in his or her sole discretion) shall be entitled to designate the payments and/or benefits to be so reduced in order to give effect to this Section.  The Company shall provide the Executive with all information reasonably requested by the Executive to permit the Executive to make such designation.  In the event that the Executive fails to make such designation within ten (10) business days of receiving such information, the Company may effect such reduction in any manner it deems appropriate.

SECTION 7.3.  Establishment of a Trust Fund.

(1)                                  In General.  The Plan is intended to be an unfunded, non-qualified retirement plan.  However, the Company may enter into a trust agreement with a trustee to establish a trust fund (the “Trust Fund”) and to transfer assets thereto (or cause assets to be transferred thereto), subject to the claims of the creditors of the Employers, pursuant to which some or all of the Mirror Savings Plan Benefits shall be paid.  Payments from the Trust Fund shall discharge the Employers’ obligation to make payments under the Plan to the extent that Trust Fund assets are used to satisfy such obligations.

(2)                                  Upon a Change in Control.

(a)                                  Within thirty (30) business days of the occurrence of a Change in Control, to the extent it has not already done so, the Company shall be required to establish an irrevocable Trust Fund for the purpose of paying Mirror Savings Plan Benefits.  Except as described in the following sentence, all contributions to the Trust Fund shall be irrevocable and the Company shall not have the right to direct the trustee to return to the Employers, or divert to others, any of the assets of the Trust Fund until after satisfaction of all liabilities to all of the Executives and their Death Beneficiaries under the Plan.  Any assets deposited in the Trust Fund shall be subject to the claims of the creditors of the Employers and any excess assets remaining in the Trust Fund after satisfaction of all liabilities shall revert to the Company.

(b)                                 In addition to the requirements described in Subsection (a) above, the Trust Fund which becomes effective on the Change in Control shall be subject to the following additional requirements:

(i)                                     the trustee of the Trust Fund shall be a third party corporate or institutional trustee;

(ii)                                  the Trust Fund shall satisfy the requirements of a grantor trust under the Code; and

(iii)                               the Trust Fund shall automatically terminate (A) in the event that it is determined by a final decision of the United States Department of Labor (or, if an appeal is taken therefrom, by a court of competent jurisdiction) that by reason of the creation of, and a transfer of assets to, the Trust, the Trust is considered “funded” for purposes of Title I of ERISA or (B) in the event that it is determined by a final decision of the Internal Revenue Service (or, if an appeal is taken therefrom, by a court of competent jurisdiction) that (I) a transfer of assets to the Trust is considered a transfer of property for purposes of Code Section 83 or any successor provision thereto, or (II) pursuant to Code Section 451 or any successor provision thereto, amounts are includable as compensation in the gross income of a Trust Fund beneficiary in a taxable year that is prior to the taxable year or years in which such amounts would otherwise be actually distributed or made available to such beneficiary by the trustee.  Upon such termination of the Trust, all of the assets in the Trust Fund attributable to the accrued Mirror Savings Plan Benefits shall be immediately distributed to the Executives and the remaining assets, if any, shall revert to the Company.

(c)                                  Within five (5) days following establishment of the Trust Fund, the Company shall transfer (or cause the Employers to transfer) to the trustee of such Trust Fund an amount equal to all 100% of the Account balances of all of the Executives under the Plan.

(d)                                 Following the funding of the Trust Fund pursuant to clause (a) above, the Company shall cause to be deposited in the Trust Fund additional Executive Deferrals and Matching Contributions, as such amounts are credited to the Accounts of the Executives pursuant to Section 3.4 hereof.

(e)                                  Notwithstanding the foregoing, an Employer shall not be required to make any contributions to the Trust Fund if the Employer is insolvent at the time such contribution is required.

(f)                                    The Administrator shall notify the trustee of the amount of Mirror Savings Plan Benefits to be paid to the Executive (or his Death Beneficiary) from the Trust Fund and shall assist the trustee in making distribution thereof in accordance with the terms of the Plan.

(g)                                 Notwithstanding any provision of the Plan or the Administrative Document to the contrary, the provisions of this Section 7.3(2) hereof (i) may not be amended following a Change in Control and (ii) prior to a Change in Control may only be amended (A) with the written consent of each of the Executives or (B) if the effective date of such Amendment is at least two years following the date the Executives were given written notice of the adoption of such amendment.

IN WITNESS WHEREOF, Ecolab Inc. has executed this Mirror Savings Plan and has caused its corporate seal to be affixed this 8th day of November, 2002.

ECOLAB INC.

	By:	/s/ Steven L. Fritze
Steven L. Fritze
Senior Vice President and Chief Financial Officer

(Seal)

Attest:

/s/ Lawrence T. Bell
Lawrence T. Bell
Senior Vice President - Law, General Counsel and Secretary